Rennova Health’s ceo, seamus lagan, talks with uptick newswire’s stock day on the company’s PROGRESS as it comes to the end of the third quarter

WEST PALM BEACH, Fla. (September 26, 2018) – Rennova Health, Inc. (PINK: RNVA), (PINK: RNVAW), (“Rennova” or the “Company”) a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that acquired its second rural hospital in Tennessee on June 1, 2018, releases a podcast of Seamus Lagan’s interview with Stock Day’s Everett Jolly, discussing the Company’s progress as it comes to the end of the third quarter.

Mr. Jolly started by asking Mr. Lagan if Rennova would meet the previously mentioned expectation of collecting $2 million a month from current business by the end of this quarter.

Mr. Lagan answered saying, “I’m happy to report that we are right there, we are on target. Right now, we are collecting more cash monthly than the company has achieved in almost 3 years. I do believe our recovery is well underway.”

Mr. Jolly then pressed Mr. Lagan about plans for additional acquisitions and if there would be any more hospitals acquired this year.

Mr. Lagan indicated they are always looking at opportunities and said, “because of the financial situation we have to balance the capital needs of an acquisition with the benefits but we are looking quite extensively at one situation that may be very viable.” He continued with, “I just want to be clear that we do not have any definitive agreement, if we do reach a definitive agreement you’ll be the first to know.” Mr. Lagan went on to note that any new acquisition being considered would be close to the existing Tennessee hospitals.

Mr. Jolly also brought up the plans for a reverse split on the Company’s shares.

“This is always a sensitive area for shareholders” explained Mr. Lagan. “We find ourselves in a position where we don’t have a choice with the current sub-cent share price.” He went on to explain that the Company is starting to demonstrate in its filings an uptick in business and that they want to be in the best position for investors and shareholders to participate in the public market, which is difficult and costly when a share price is below $0.01.

For more on Rennova Health Inc.’s outlook and future plans you can listen to the entire podcast here:

https://upticknewswire.com/featured-interview-ceo-seamus-lagan-of-rennova-health-inc-otcqb-rnva-8/

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health, Inc.

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com